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                                                               EXHIBIT 99.B11(a)

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Statement of Additional Information constituting part of this Post-Effective Amendment No. 30 to the registration statement on Form N-1A (the "Registration Statement") of our reports dated January 15, 1997, relating to the financial statements and financial highlights appearing in the November 30, 1996 Annual Reports to Shareholders of SBSF Fund, SBSF Convertible Securities Fund, SBSF Capital Growth Fund, Key Money Market Mutual Fund and Key Stock Index Fund, five of the portfolios of the Key Mutual Funds (SBSF Funds, Inc.), hereafter referred to as the "Funds"), which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the heading "Financial Highlights" in the Prospectus and under the heading "Independent Accountants and Reports" in the Statement of Additional Information.

/s/ Price Waterhouse LLP
Price Waterhouse LLP
New York, New York

March 24, 1997



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